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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated August 10, 2001, with respect to the financial statements of Health Personnel Options Corporation included in the 8-K filing of On Assignment, Inc. to be filed on May 3, 2002 with the Securities and Exchange Commission.

/s/ ERNST & YOUNG L.L.P.

Cincinnati, Ohio
May 3, 2002